UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2016

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of Principal Executive Offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 17, 2016, Quidel Corporation (the “Company”) held its Annual Meeting of Stockholders at 8:30 a.m. local time at the Hilton La Jolla Torrey Pines, 10950 North Torrey Pines Road, La Jolla, California 92037. The following matters were voted upon at the meeting:
Proposal No. 1
The Company’s stockholders elected seven individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas D. Brown	28,680,959	178,372	1,981,292
Douglas C. Bryant	28,525,064	334,267	1,981,292
Kenneth F. Buechler	28,707,054	152,277	1,981,292
Mary Lake Polan	28,485,865	373,466	1,981,292
Jack W. Schuler	28,269,132	590,199	1,981,292
Charles P. Slacik	28,527,718	331,613	1,981,292
Kenneth J. Widder	28,538,825	320,506	1,981,292
Proposal No. 2
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year by the votes set forth in the table below:

Votes For	Votes Against	Abstentions
30,673,215	83,801	83,607
Proposal No. 3
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers by the votes set forth in the table below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,425,890	338,469	94,972	1,981,292
Proposal No. 4
The Company’s stockholders approved the Company's 2016 Equity Incentive Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,328,387	3,499,927	31,017	1,981,292
Proposal No. 5
The Company’s stockholders approved the amendment and restatement of the Company's 1983 Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,772,805	702,826	383,700	1,981,292

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2016

QUIDEL CORPORATION

By:	/s/ Robert J. Bujarski
Name:	Robert J. Bujarski
Its:	SVP, Business Development & General Counsel